UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 13, 2009

Commission file number 001-32511

IHS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3769440 (I.R.S. Employer Identification Number)

15 Inverness Way East

Englewood, CO 80112

(Address of principal executive offices)

(303) 790-0600

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.  Regulation FD Disclosure

On May 13, 2009, IHS publicly reaffirmed its previously announced financial guidance for fiscal year 2009.  The announcement, attached to this Form 8-K as an exhibit, was posted on the company’s website (www.ihs.com) and distributed to the media through a newswire release.

The company included this reaffirmation of guidance in its presentation at a previously announced Investor Day conference in New York City on Wednesday, May 13, 2009.  The conference was webcast live, beginning at 8:00 a.m. EDT, on the company’s website (www.ihs.com) and replays of the presentation, along with presentation materials, will be available by accessing the company’s website under the “Investor Relations” section.

Certain statements made by executives at the conference, as well as the financial guidance in the announcement included as an exhibit to this Current Report on Form 8-K, contained forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended.  Forward-looking statements are subject to various risks and uncertainties that could cause actual results and developments to differ materially from such statements.  These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings.  A number of factors could cause the company’s actual results, performance, achievements, or industry results to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements.  Due to these uncertainties and risks, readers of this Current Report on Form 8-K and persons who viewed the conference presentations are cautioned not to place undue reliance on such forward-looking statements, which speak only as of May 13, 2009.  IHS disclaims any duty to update guidance or any other forward-looking statement provided in this Current Report on Form 8-K or in the presentations made by the company at the conference to reflect subsequent events, actual results, or changes in the company’s expectations.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1 Media release dated May 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: May 13, 2009	By:	/s/ Steven Green
Steven Green
Senior Vice President and General Counsel